UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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NORTHWEST BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 12, 2009
Dear Stockholder:
We cordially invite you to attend the 2009 Annual Meeting of Stockholders of Northwest Bancorp, Inc., the parent company of Northwest Savings Bank. The Annual Meeting will be held at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m. (Pennsylvania time) on April 22, 2009.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Northwest Bancorp, Inc. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.
The business to be conducted at the Annual Meeting includes the election of three directors and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2009.
Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Northwest Bancorp, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2008, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Sincerely,
William J. Wagner
Chairman of the Board,
President and Chief Executive Officer

NORTHWEST BANCORP, INC.
100 Liberty Street
Warren, Pennsylvania 16365-2353
(814) 726-2140
NOTICE OF
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 22, 2009
          Notice is hereby given that the 2009 Annual Meeting of Stockholders of Northwest Bancorp, Inc. will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on April 22, 2009 at 11:00 a.m., Pennsylvania time.
          A Proxy Card and a Proxy Statement for the Meeting are enclosed.
          The Meeting is for the purpose of considering and acting upon:
1.	The election of three directors;

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2009; and
such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.
          Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on February 27, 2009, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.
          EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF NORTHWEST BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

Gregory C. LaRocca
Executive Vice President and Corporate Secretary

Warren, Pennsylvania
March 12, 2009

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement
NORTHWEST BANCORP, INC.
100 Liberty Street
Warren, Pennsylvania 16365-2353
(814) 726-2140
2009 ANNUAL MEETING OF STOCKHOLDERS
April 22, 2009
          This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest Bancorp, Inc. to be used at the 2009 Annual Meeting of Stockholders of Northwest Bancorp, Inc., which will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on April 22, 2009, at 11:00 a.m., Pennsylvania time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 19, 2009.
REVOCATION OF PROXIES
          Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card. You may also vote by signing and returning your Proxy Card to Northwest Bancorp, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting.
          Proxies may be revoked by sending written notice of revocation to the Secretary of Northwest Bancorp, Inc., Gregory C. LaRocca, at the address shown above, or by returning a duly executed proxy bearing a later date by mail, or voting on a later date by Internet or telephone, as described on your Proxy Card. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
          Holders of record of our shares of common stock, par value $0.10 per share, as of the close of business on February 27, 2009 are entitled to one vote for each share then held. As of February 27, 2009, there were 48,505,994 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
          As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
          As to the ratification of KPMG LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2009. Shares as to which the “ABSTAIN” box has been selected on the proxy card will be counted as shares represented and entitled to vote and will have the same effect as a vote against the matter. Broker non-votes are not considered represented at the annual meeting and entitled to vote on the matter.
          Our management anticipates that Northwest Bancorp, MHC, our majority stockholder, will vote all of its shares in favor of all the matters set forth above. If Northwest Bancorp, MHC votes all of its shares in favor of each proposal, the approval of proposals I and II would be assured.
          Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of February 27, 2009, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding

Northwest Bancorp, MHC
100 Liberty Street
Warren, Pennsylvania 16365	30,536,457	63.0%

Northwest Bancorp, MHC, and all directors and executive officers of Northwest Bancorp, Inc. and Northwest Savings Bank as a group (12 directors and officers) (2)	31,321,057	64.6%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	Includes shares of common stock held by Northwest Bancorp, MHC, of which our directors are also trustees. Excluding shares of common stock held by Northwest Bancorp, MHC, directors and executive officers of Northwest Bancorp, Inc. and Northwest Savings Bank owned 784,600 shares of common stock, or 1.6% of the outstanding shares.
PROPOSAL 1 — ELECTION OF DIRECTORS
          Our Board of Directors consists of nine members. Our bylaws provide that approximately one-third of the directors are to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the annual meeting and will serve until their successors have been elected and qualified. The Nominating Committee has nominated Richard L. Carr, John M. Bauer and Philip M. Tredway to serve as directors for three-year terms. Each nominee is currently a member of the Board of Directors.
          The table below sets forth certain information regarding the composition of our Board of Directors as of February 27, 2009, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Nominating Committee may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

					Shares of
		Positions			Common Stock
		Held in Northwest	Director	Current Term	Beneficially		Percent
Name (1)	Age	Bancorp, Inc.	Since (2)	to Expire	Owned (3)		of Class

NOMINEES

Richard L. Carr	67	Director	1982	2009	58,745	(4)	*
John M. Bauer	67	Director	1999	2009	33,359	(5)	*
Philip M. Tredway	60	Director	2007	2009	2,557	(6)	*

DIRECTORS CONTINUING IN OFFICE

Robert G. Ferrier	69	Director	1980	2010	32,946	(7)	*
Richard E. McDowell	65	Director	1972	2010	75,729	(8)	*
Joseph F. Long	67	Director	2001	2010	49,831	(9)	*
William J. Wagner	55	Chairman of the Board, President and Chief Executive Officer	1994	2011	231,035	(10)	*
Thomas K. Creal, III	70	Director	1982	2011	9,605	(11)	*
A. Paul King	65	Director	2001	2011	36,235	(12)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gregory C. LaRocca	58	Executive Vice President and Corporate Secretary	N/A	N/A	114,674	(13)	*
William W. Harvey, Jr.	42	Executive Vice President- Finance and Chief Financial Officer	N/A	N/A	51,834	(14)	*
Steven G. Fisher	52	Executive Vice President-Banking Services	N/A	N/A	88,050	(15)	*

*	Less than 1%.

(1)	The mailing address for each person listed is 100 Liberty Street, Warren, Pennsylvania 16365-2353.

(2)	Reflects initial appointment to the Board of Directors of Northwest Savings Bank for directors elected prior to 1998. Each director of Northwest Bancorp, Inc. is also a trustee of Northwest Bancorp, MHC, which owns the majority of the issued and outstanding shares of common stock.

(3)	See definition of “beneficial ownership” in the table in “Voting Securities and Principal Holders Thereof.”

(4)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(5)	Includes options to purchase 15,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(6)	Includes options to purchase 400 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(7)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(8)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(9)	Includes options to purchase 20,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(10)	Includes options to purchase 60,600 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(11)	Includes options to purchase 8,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(12)	Includes options to purchase 20,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(13)	Includes options to purchase 29,350 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(14)	Includes options to purchase 31,100 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(15)	Includes options to purchase 25,050 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

Directors
     The principal occupation during the past five years of each of our directors is set forth below. All directors have held their present positions for five years unless otherwise stated.
     William J. Wagner was named President and Chief Executive Officer of Northwest Savings Bank in August 1998, President and Chief Executive Officer of Northwest Bancorp, Inc. in June 2001 and Chairman of the Board of Northwest Savings Bank and Northwest Bancorp, Inc. in July 2003. Mr. Wagner was the Chief Financial Officer of Northwest Savings Bank since 1984 and was named Chief Operating Officer in 1996. Mr. Wagner was appointed Executive Vice President in 1992 and was elected to the Board of Directors in 1994. Mr. Wagner is a certified public accountant.
     John M. Bauer is co-founder and partner of Contact Technologies, Inc., an electrical component manufacturer in St. Marys, Pennsylvania, where he also served as President from 1989 through 2008. In 2008 he assumed the role of Co-Chairman of the company.
     Richard L. Carr served as Superintendent of the Titusville Area School District, Titusville, Pennsylvania from 1986 until his retirement in 1996. Mr. Carr was appointed Lead Director of Northwest Bancorp, Inc. in 2003.
     Thomas K. Creal, III is a self employed architectural consultant. He previously served as an architect in the architectural firm of Habiterra Architecture & Landscape Architecture, in Warren, Pennsylvania from 2003 until his retirement in December 2007, and was an owner/partner in the firm’s predecessor from 1970 to 2003.
     Robert G. Ferrier has been President of Ferrier’s True Value Hardware, Erie, Pennsylvania since 1957.
     A. Paul King has been President of Oral Surgery of Erie, Erie, Pennsylvania since 1999, and was Vice President from 1974 through 1999. Dr. King was previously a Director of The Heritage Trust Company, which was acquired by Northwest Savings Bank in 2000.
     Joseph F. Long has served as President of the Passavant Hospital Foundation in Pittsburgh, Pennsylvania since January 2000. Mr. Long is a certified public accountant, and retired as a partner of KPMG LLP in January 2000. During Mr. Long’s 36 years at KPMG LLP he held positions including Regional Partner in charge of thrift practice for the third Federal Home Loan Bank District and partner in charge of financial service assurance based consulting services for KPMG LLP’s mid-Atlantic area. He was also a member of the KPMG LLP firm-wide Audit Committee.
     Richard E. McDowell is President Emeritus of the University of Pittsburgh at Bradford, Bradford, Pennsylvania. He served as President of the University from 1970 until August 2002.
     Philip M. Tredway has been President and Chief Executive Officer of Erie Molded Plastics, Inc., Erie, Pennsylvania since 1982.
Executive Officers who are not Directors
     The principal occupation during the past five years of each of our executive officers, other than Mr. Wagner, is set forth below. All executive officers have held their present positions for five years unless otherwise stated.
     Gregory C. LaRocca was employed by Northwest Savings Bank beginning in 1992, and currently serves as Executive Vice President of the Investment and Trust Services Group and Corporate Secretary for Northwest Savings Bank and Northwest Bancorp, Inc. He was previously Chief Executive Officer of American Federal Savings, which merged with Northwest Savings Bank in March 1992.

     William W. Harvey, Jr. has been employed by Northwest Savings Bank since 1996 and currently serves as Executive Vice President, Finance and Chief Financial Officer for Northwest Savings Bank and Northwest Bancorp, Inc. Mr. Harvey is a certified public accountant.
     Steven G. Fisher has been employed by Northwest Savings Bank since 1983, most recently as Executive Vice President of the Banking Services Group. He was formerly Senior Vice President of Operations of Northwest Savings Bank.
Board Independence
     The Board of Directors has determined that Directors Bauer, Carr, Creal, Ferrier, King, Long, McDowell, and Tredway are each “independent” within the meaning of the Nasdaq corporate governance listing standards. Mr. Wagner is not independent by virtue of being an employee of Northwest Savings Bank. In addition, the Board of Directors has appointed Mr. Carr as Lead Director. In this capacity, Mr. Carr chairs the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent. Mr. Carr also acts as liaison between the Chairman and the independent directors.
     In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, none of which are required to be reported under “—Transactions With Certain Related Persons,” below. Directors Carr and McDowell each have a Northwest Savings Bank credit card. Directors Carr, King and McDowell have a home equity line of credit with Northwest Savings Bank. Director Ferrier has a mortgage loan and a home equity line of credit with Northwest Savings Bank. Director Bauer has a credit card and a commercial line of credit with Northwest Savings Bank. Additional loans (including mortgage loans, lines of credit, credit cards and automobile loans) have been made to related persons of Directors Carr, Bauer, King, Creal, Ferrier, Long and McDowell.
Meetings and Committees of the Board of Directors
     The business of Northwest Bancorp, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent directors meet in executive sessions. The standing committees consist of the Executive, Audit, Compensation, Nominating, Risk Management, Governance and Trust Committees. Mr. Wagner, our Chairman of the Board and President, is a member of the Executive and Trust Committees. During the year ended December 31, 2008, the Board of Directors met at 12 regular meetings. No special meetings were called. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees of the board on which he served (during the periods that he served). The duties and responsibilities of the Compensation, Audit and Nominating Committees follows:
     Compensation Committee. The Compensation Committee is composed of independent, non-employee directors who are not eligible to participate in management compensation programs. The current members of the Compensation Committee consist of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier, King, Long, McDowell and Tredway. The Compensation Committee meets at least quarterly, or more frequently if necessary. Our Governance Committee has adopted a written charter for the Compensation Committee, which is available on our website at http://www.northwestsavingsbank.com. The Compensation Committee met six times during the year ended December 31, 2008. The purpose of the Compensation Committee is to, among other things, evaluate:
•	the compensation of the executive officers, other senior officers and employees, including oversight of base salary, cash incentive compensation, equity-based awards and other benefits and perquisites; and

•	the performance of the Chief Executive Officer on an annual basis and approve the base salary, cash incentive bonus, equity-based incentive awards and other compensation of the Chief Executive Officer.

     In furtherance of these objectives, the Compensation Committee is responsible, among others, for:
•	approving the corporate compensation philosophy, including overseeing and monitoring the executive compensation policies, plans and programs for such officers to ensure that they are consistent with the compensation philosophy and the long-term interests of our stockholders;

•	reviewing and, if appropriate, amending and approving management’s recommendations for compensation issues such as salary ranges, annual merit increases, annual bonuses and long-term incentive plans, including equity-based compensation programs such as stock options and restricted stock awards;

•	annually reviewing the Chief Executive Officer’s evaluation of the performance of the senior executives who report directly to the Chief Executive Officer in connection with its overall review of executive compensation;

•	evaluating, reviewing and approving the execution of management contracts and severance agreements for senior executives and reviewing the annual renewal of such contracts;

•	reviewing and approving all employee benefit plans, including retirement plans and health insurance; and

•	at least annually, in consultation with the Chief Executive Officer, reviewing succession planning and management development activities and strategies regarding the Chief Executive Officer and other members of senior management.
     The Compensation Committee shall have available to it the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee, in performing these duties and responsibilities with respect to director and executive officer compensation, relies on the assistance of professionals within our Human Resources Department. Although the Human Resources Department utilizes survey information provided by compensation consultants in recommending compensation levels, the Compensation Committee does not directly utilize compensation consultants in determining director or executive officer compensation.
     Audit Committee. The Audit Committee consists of Directors Bauer, who serves as Chairman, Carr, Creal, Ferrier, King, Long, McDowell and Tredway. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that each of Messrs. Bauer and Long qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Messrs. Bauer and Long is included in “—Directors.” Our Governance Committee has adopted a written charter for the Audit Committee, which is available on our website at http://www.northwestsavingsbank.com. The Audit Committee met six times during the year ended December 31, 2008.
     The duties and responsibilities of the Audit Committee include, among other things:
•	retaining, overseeing and evaluating an independent registered public accounting firm to audit our annual financial statements;

•	overseeing our external financial reporting processes;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm;

•	reviewing the audited financial statements with management and the independent registered public accounting firm;

•	considering whether certain relationships with the independent registered public accounting firm and the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	overseeing the activities of the internal audit staff and reviewing management’s administration of the system of internal accounting controls; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter.
     Nominating Committee. The Nominating Committee Charter provides that the Nominating Committee will consist of all independent directors not subject to reelection at the next annual meeting of stockholders. Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Governance Committee has adopted a written charter for the Nominating Committee, which is available at our website at http://www.northwestsavingsbank.com. The Nominating Committee met once during the year ended December 31, 2008.
     The functions of the Nominating Committee include the following:
•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval;

•	developing and recommending to the Board of Directors other specific criteria for the selection of individuals to be considered for election or re-election to the Board of Directors;

•	adopting procedures for the submission of recommendations by stockholders for nominees for the Board of Directors; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter and recommending any proposed changes to the Board of Directors.
     The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. The Nominating Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:
•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to Northwest Bancorp, Inc. and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.
     In addition to meeting these qualifications, a person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.
     The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.
     Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. There have been no material changes to these procedures since they were previously disclosed in our proxy statement for the 2008 annual meeting of stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 100 Liberty Street, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2010 Annual Meeting of Stockholders no later than October 24, 2009.
     The submission must include the following information:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•	the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northwest Bancorp, Inc. or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate;

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected; and

•	A statement that the candidate is not: (1) under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust that order is final and subject to appeal, or (3) a person who has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.
     A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.
     Stockholder Communications with the Board. A stockholder of Northwest Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to: Board of Directors, Northwest Bancorp, Inc., 100 Liberty Street, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder of Northwest Bancorp, Inc. and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed; or

•	attempt to handle the inquiry directly, or forward the communication for response by another employee of Northwest Bancorp, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our stockholder relations officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
     Management shall make these communications that were not forwarded available to the directors on request.
Attendance at Annual Meetings of Stockholders
     Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. All of our then-current directors attended the prior fiscal year’s annual meeting of stockholders.
Code of Ethics
     We have adopted a Code of Ethics that is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at http://www.northwestsavingsbank.com. Amendments to and waivers from the Code of Ethics with respect to directors and executive officers will also be disclosed on our website.
Code of Conduct
     We have adopted a Code of Conduct that is applicable to all employees. Each year, the employees are trained with respect to their responsibilities under, and acknowledge that they understand their responsibilities and will comply with all aspects of, the Code of Conduct.
Audit Committee Report
     The Audit Committee has issued a report that states as follows:
•	we have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2008;

•	we have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

•	we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence.
     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.
     This report has been provided by the Audit Committee, which consists of Directors Bauer (Chairman), Carr, Creal, Ferrier, King, Long, McDowell and Tredway.
Section 16(a) Beneficial Ownership Reporting Compliance
     The common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of Northwest Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Director King filed a Form 5 to report one late transaction. Based on our review of such ownership reports, we believe that no other officer, director or 10% beneficial owner of Northwest Bancorp, Inc. failed to file such ownership reports on a timely basis for the year ended December 31, 2008.
Compensation Committee Interlocks and Insider Participation
     Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier, King, Long, McDowell and Tredway. None of these individuals was an officer or employee of Northwest Bancorp, Inc. during the year ended December 31, 2008, or is a former officer of Northwest Bancorp, Inc. Except as described below for Director Ferrier, none of the members of the Compensation Committee had any relationship requiring disclosure under “—Transactions with Certain Related Persons.”
     The following table sets forth information with respect to loans made by Northwest Savings Bank to Director Ferrier, pursuant to which Director Ferrier received interest rate discounts available to employees of Northwest Savings Bank, as described in “—Transactions with Certain Related Persons.” These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

			Largest			Principal
		Nature	Aggregate		Principal	Paid	Interest Paid
		Of	Balance over	Interest	Balance	01/01/08 to	01/01/08 to
Name	Position	Transaction	Disclosure Period	Rate	12/31/08	12/31/08	12/31/08
Robert G. Ferrier	Director	Mortgage Fixed Term	$319,925	4.875% Fixed	$292,435	$27,490	$15,002
		Home Equity Line of Credit	$46,586	Prime + 2.50% Variable	$35,346	$41,000	$2,612

     During the year ended December 31, 2008, (i) no executive of Northwest Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancorp, Inc.; (ii) no executive officer of Northwest Bancorp, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancorp, Inc.; and (iii) no executive officer of Northwest Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Northwest Bancorp, Inc.
Compensation Committee Report
     The Compensation Committee has issued a report that states that it has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.
     This report has been provided by the Compensation Committee, which consists of Directors Carr (Chairman), Bauer, Creal, Ferrier, King, Long, McDowell and Tredway.
Compensation Discussion and Analysis
     Compensation Philosophy. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our overall corporate compensation philosophy. The Compensation Committee’s goal is to ensure that the total compensation paid to all employees, including executive officers, is fair, reasonable and competitive. In that regard, the Compensation Committee has adopted a framework for our compensation program that is intended to:
•	provide a total compensation program that is aligned with the interests of our stockholders;

•	attract and retain talent needed to contend in a competitive market environment;

•	assist in balancing the sometimes competing needs of external competitiveness, internal consistency, organizational economics, management flexibility, ease of understanding and simplicity of administration;

•	ensure all employees (including executive officers) receive rewards based on performance and value added to the organization in an environment built on shared leadership; and

•	use long-term equity programs to motivate and reward performance that increases our market value over time, align senior management interests with the organization’s strategic business objectives and to provide a retention incentive.
     At least four times a year, the Compensation Committee meets to review various aspects of our programs with the assistance of our Human Resources Director. These reviews are intended to assure:
•	the framework for executive officer compensation supports our business strategy and corporate compensation philosophy;

•	the overall compensation package, including the mix of base salary, annual cash bonuses and equity awards is competitive; and

•	the overall program is aligned with stockholders’ interest.

     The senior management compensation program utilizes competitive peer group information to determine base salary and annual cash bonus levels. We establish compensation levels for all positions with a goal that the total compensation paid for that position will approximate the market median (50th percentile). See “—Market Comparisons.” Market compensation is developed using national and/or regional financial industry data for executives and other management-level employees, and regional and/or local pay practices for other employees.
     Compensation Program. Compensation paid to our executive officers for 2008 consisted primarily of performance-based salary, annual cash bonuses and stock option awards. An annual cash bonus may be paid to management personnel and is directly related to our performance, with consideration given to our return on average equity, return on average tangible equity, return on average assets, growth in earnings per share, retail asset growth as well as the performance of the individual employee. In addition, all of our employees, including executive officers, generally receive a holiday bonus ranging from 2% of base compensation for employees with one year of service to 5% of base compensation for those with five or more years of service. Stock option awards are granted to motivate and reward individual performance that increases the long-term value of our franchise and provides an incentive for our key employees to remain employed with us. Approximately 350, or 17%, of our employees receive these stock option awards. Executive officers participate in the same employee benefit programs generally available to all employees. In addition, the executive officers participate in a senior management life insurance plan and the Chief Executive Officer participates in a supplemental employee retirement plan.
     Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2008. These benefits are aligned with our objective to attract and retain highly qualified management talent for the benefit of all of our stockholders and are considered by the Compensation Committee to be reasonable when compared to industry averages.
     The Compensation Committee reviewed 2008 compensation for the Named Executive Officers relative to the competitive market and relative to results delivered on established objectives and performance criteria. The Compensation Committee concluded that the executives’ compensation is consistent with market practice and is reasonable based on performance.
     Market Comparisons. In determining executive officer compensation, we utilize market information that is provided by our Human Resources Director, which is supported by survey data from two compensation consultants. We establish compensation targets for all of our employees so that their total compensation opportunity would approximate the market median (50th percentile). For the year ended December 31, 2008, our Human Resources Director utilized survey data from two nationally recognized compensation consultants (Watson Wyatt and William M. Mercer) in reviewing compensation for all employees. However, we also utilized the following peer group in determining market compensation for our executive officers:
First Commonwealth Financial Corporation
First Niagara Financial Group, Inc.
F.N.B. Corporation
National Penn Bancshares, Inc.
Provident Bancshares Corporation
S&T Bancorp, Inc.
Susquehanna Bancshares, Inc.
     Compensation data for our peer group is reviewed for reasonableness. In addition to this review, we rely primarily on certified market data for each job classification and responsibilities.
     Base Salary. Members of senior management, and all other employees, receive base salaries determined by the responsibilities, skills, performance, growth and experience related to their respective positions. Other factors considered in base salary determination are the competitiveness of total compensation and our ability to pay an appropriate and competitive salary. Base salaries are targeted consistent with our goal that our employees total compensation opportunity would approximate the market median (50th percentile). Specifically, base salaries range between 80% and 120% of the midpoint of the base salary established for each salary range. Base salaries above target (midpoint) will be limited to those whose performance clearly exceeds expectations. Performance expectations include measures of results and how results are achieved. Employees are eligible for periodic

(normally annual) merit increases in their base salary as a result of individual performance and salary adjustments for significant changes in their duties and responsibilities. The amount and timing of an increase depends upon the individual’s performance, position of salary relative to the midpoint, the time interval since the last increase and any added responsibilities since the last salary increase. The Compensation Committee reviews and approves any salary increases for executive officers. The base salary for each of the Named Executive Officers is reflected in the “Summary Compensation Table.”
     Annual Cash Incentive. We provide performance-based cash incentive awards to over 350 eligible management personnel, including executive officers, under the Management Bonus Plan. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives, while allowing us to control fixed compensation expense. Funding for the Management Bonus Plan is based on an assessment of our actual financial performance relative to the Compensation Committee’s pre-established financial performance levels based on a combination of financial factors. Cash incentives are paid no later than March 15 of each year. For the year ended December 31, 2008, these factors were: return on average assets, return on average equity, return on average tangible equity, growth in earnings per share and retail asset growth. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Compensation Committee consider additional adjustments to discretionary cash incentive awards that fall in line with the long-term advancement as set forth in our strategic initiatives. Furthermore, in a business environment where people make the difference, we may consider industry trends for recruitment and retention in determining the level of cash incentives for our professional personnel.
     For the year ended December 31, 2008, the Named Executive Officers were eligible to receive cash incentives under the Management Bonus Plan in amounts up to 35% of base salary.
     The Compensation Committee has discretion under the Management Bonus Plan to make adjustments to the overall performance level achieved to include or exclude the effect of extraordinary, unusual or non-recurring items, changes in tax or accounting rules or the effect of mergers or acquisitions.
     Determination of individual awards is based primarily on the financial performance of Northwest Bancorp, Inc., but then includes an objective assessment of individual performance, as appropriate. With regard to executive officers reporting directly to the Chief Executive Officer, the Compensation Committee considers the annual performance evaluation of those executives conducted by the Chief Executive Officer. Measures of individual performance include the achievement levels of both job essential and job specific skills (an evaluation system that places a higher emphasis on job essential skills for all management personnel to demonstrate), meeting strategic business unit objectives and promoting corporate values to customers and employees. Upon consideration of all of these factors, the Compensation Committee approved the cash incentive award payments (bonuses) to eligible management personnel, including payments to the Named Executive Officers that are set forth in the “Summary Compensation Table,” totaling 18% of base salary.
     Long-Term Stock-Based Compensation. The purpose of our 2004 Stock Option Plan and our 2008 Stock Option Plan is to advance the interests of Northwest Bancorp, Inc. and its stockholders by providing key employees and outside directors, upon whose judgment, initiative and efforts the successful conduct of our business largely depends, with an additional incentive to perform in a superior manner. The plan was also designed to reward seniority as well as longevity and to attract and retain people of experience and ability.
     Each of our stock option plans was approved by our stockholders. The intention of the Compensation Committee with respect to the 2004 Stock Option Plan was to distribute a total of 655,552 shares to key employees in four distributions and with respect to the 2008 Stock Option Plan is to distribute a total of 1,750,000 shares to key employees and directors in up to seven distributions, with all grants based upon the level of responsibility of those eligible. The Compensation Committee determines which executives will receive stock awards as well as type, size and restrictions on the awards.
     Grants of stock options to an individual are based primarily on the individual’s level of responsibility and their performance. During the year ended December 31, 2008, for each of the 2004 and 2008 stock option plans, the Chief Executive Officer was eligible to receive 9,500 stock options if he exceeded individual performance expectations, and 4,750 stock options if he met individual performance goals. Similarly, the other Named Executive Officers were eligible to receive 5,750 stock options if individual performance goals were exceeded, and 2,875 stock options if individual performance goals were met. For the year ended December 31, 2008, each Named Executive Officer received stock options based upon their exceeding individual performance expectations.
     In addition to stock options, Named Executive Officers also received grants of restricted stock during the year ended December 31, 2005 under the Northwest Bancorp, Inc. 2004 Recognition and Retention Plan. No grants were made under this plan to the Named Executive Officers during the year ended December 31, 2008.
     Employment Agreements. We have entered into employment agreements with certain executive officers, including each of our Named Executive Officers. These agreements are designed to give us the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to our operations. The agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee and provide for salary and bonus payments as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. The employment agreements were negotiated directly with and recommended for approval by, the Compensation Committee. The Compensation Committee believes such agreements are common and necessary to retain executive talent. For a discussion of these agreements and the payments that would be received by the Named Executive Officers under certain scenarios with respect to these agreements, see “Employment Agreements.”
     Retirement Plans. All of our employees, including our Named Executive Officers, are eligible to participate in our tax-qualified defined benefit plan, which is intended to provide an annual retirement benefit. See “Defined Benefit Plan.” We have also adopted a non-qualified supplemental executive retirement plan for the benefit of those individuals whose benefits under the defined benefit plan are limited by restrictions contained in the Internal Revenue Code. See “—Supplemental Executive Retirement Plan.” All of our employees who have attained age 21, completed six or more months of continuous service and have worked 1,000 hours or more are eligible to participate in our 401(k) plan. The 401(k) plan was modified as of January 1, 2008 to allow for immediate participation in the plan after age 21. The one year of service and 1,000 hour eligibility requirements still must be met before becoming eligible for the company match. Additionally, the plan was changed to allow for the company match to be made in Northwest Bancorp stock. Employees may elect to diversify their portion of matching funds in other investment options. We provide matching contributions equal to 50% of an eligible employee’s (an employee with one year of continuous service) 401(k) plan contributions, up to 3% of the employee’s eligible compensation. All of our employees who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are also eligible to participate in our employee stock ownership plan. Allocations under the plan are based upon an employee’s salary in relation to the salary of all other qualified employees. Annual contributions to this plan are discretionary and no contributions were made during 2008.
     Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Executive Compensation
     The following table sets forth for the years ended December 31, 2008, 2007 and 2006 certain information as to the total remuneration we paid to Mr. Wagner, who serves as President and Chief Executive Officer, Mr. Harvey, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Northwest Bancorp, Inc. or Northwest Savings Bank other than Messrs. Wagner and Harvey (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE
							Change in
							pension value
							and
							nonqualified
						Non-equity	deferred
						incentive plan	compensation	All other
Name and principal				Stock awards	Option	compensation	earnings	compensation
position	Year	Salary ($)	Bonus ($)	($)(1)	awards ($)(2)	($)	($)(3)	($)(4)	Total ($)
William J. Wagner,	2008	473,322	23,666	65,117	166,245	86,800	160,039	27,303	1,002,492
Chairman of the	2007	457,190	22,859	65,117	52,964	46,500	76,415	33,956	755,001
Board, President and	2006	441,741	22,087	65,117	45,862	44,900	161,926	32,402	814,035
Chief Executive Officer

William W. Harvey, Jr.	2008	209,769	10,488	51,408	30,172	40,500	24,790	11,328	378,455
Executive Vice	2007	180,388	9,019	51,408	28,955	19,500	9,407	13,232	308,009
President- Finance	2006	152,900	7,645	51,408	23,066	13,300	14,862	13,093	276,274
and Chief Financial Officer

Gregory C. LaRocca,	2008	212,307	10,615	30,845	35,248	40,500	61,764	15,953	407,232
Executive Vice	2007	190,527	9,526	30,845	29,383	20,000	33,102	16,652	326,035
President and	2006	176,867	8,843	30,845	42,766	14,500	52,169	16,365	342,355
Corporate Secretary

Robert A. Ordiway,	2008	216,166	10,808	30,845	35,248	40,500	71,712	16,793	422,072
Executive Vice	2007	203,116	10,156	30,845	29,383	20,800	48,952	14,968	354,020
President, Marketing	2006	193,913	9,696	30,845	42,766	15,900	91,729	15,124	399,973
and Facilities (5)

Steven G. Fisher,	2008	209,769	10,488	30,845	91,419	40,500	68,005	13,229	464,255
Executive Vice	2007	180,388	9,019	30,845	26,092	19,500	32,178	12,392	306,514
President, Banking	2006	152,900	7,645	30,845	21,391	13,300	43,904	11,860	281,845
Services
(footnotes on following page)

(footnotes from previous page)
(1)	Reflects the value of all stock awards that vested during the applicable year that were granted on March 16, 2005 under the Northwest Bancorp, Inc. 2004 Recognition and Retention Plan. The value is the amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R). The assumptions used in the valuation of these awards for 2008, 2007 and 2006 are included in Notes 1(o) and 15(d) to our audited financial statements for the years ended December 31, 2008, 2007 and 2006 included in our Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006, respectively, as filed with the Securities and Exchange Commission.

(2)	Reflects the value of option awards that had been granted under the Northwest Bancorp, Inc. 2000, 2004 and 2008 Stock Option Plans. The value is the amount recognized for financial statement reporting purposes in accordance with SFAS 123(R), including the immediate expense for those executive officers that qualify for normal retirement (all Named Executive Officers except for Mr. Harvey). The assumptions used in the valuation of these awards for 2008, 2007 and 2006 are included in Notes 1(o) and 15(e) to our audited financial statements for the years ended December 31, 2008, 2007 and 2006 included in our Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006, respectively, as filed with the Securities and Exchange Commission.

(3)	Reflects change in pension value only.

(4)	The compensation represented by the amounts for 2008 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.

	Company
	Contributions to	Company
	Qualified Defined	Paid Life	Restricted
	Contribution	Insurance	Stock	Total All Other
Name	Plan (a)	Premiums (b)	Dividends (c)	Compensation
William J. Wagner	$5,125	$17,496	$4,682	$27,303

William W. Harvey, Jr.	$6,293	$1,339	$3,696	$11,328

Gregory C. LaRocca	$6,110	$7,625	$2,218	$15,953

Robert A. Ordiway	$6,485	$8,090	$2,218	$16,793

Steven G. Fisher	$6,293	$4,718	$2,218	$13,229

(a)	Reflects contributions by Northwest Savings Bank to qualified defined contribution plans. Northwest Savings Bank makes matching contributions equal to 50% of the employee’s 401(k) contributions, up to 3% of the employee’s eligible compensation. For the year ended December 31, 2008, Northwest Savings Bank did not make a discretionary contribution to the employee stock ownership plan.

(b)	Reflects excess premiums and/or payments for life insurance reported as taxable compensation on the Named Executive Officer’s Form W-2.

(c)	Reflects dividends on shares of unvested restricted common stock, which are reported as taxable compensation on the Named Executive Officer’s Form W-2.

(5)	Mr. Ordiway retired as an executive officer effective January 30, 2009.
     Amounts listed above in the “Salary” column are paid pursuant to employment agreements with the Named Executive Officers. See “Employment Agreements.” Amounts listed in the “Bonus” column reflect a discretionary bonus approved by the Compensation Committee and distributed to all employees calculated on a five-year vesting schedule. Distribution ranges vary from 0% to 5% of base pay. Named Executive Officers received bonuses equal to 5% of base pay for the year ended December 31, 2008. Amounts listed in the “Non-equity incentive plan compensation” column reflect discretionary bonuses paid by the Compensation Committee under the Management Bonus Plan. See “Compensation Discussion and Analysis—Annual Cash Incentive.” Amounts listed in the “Change in pension value and nonqualified deferred compensation earnings” column reflect the aggregate year-to-year change in the actuarial present value of the Named Executive Officer’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for SFAS 87 accounting purposes at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the SFAS 87 discount rate as well as changes due to the accrual of plan benefits

     Plan-Based Awards. The following table sets forth for the year ended December 31, 2008 certain information as to grants of plan-based awards for the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2008
									All other			Grant Date
		Estimated future payouts under Non-equity			Estimated future payouts under				option awards:	Exercise or	Closing Market	Fair Value of
		incentive plan awards			equity-incentive plan awards			All other stock	number of	base price of	Price on	Stock and
								awards: number of	securities	option	Date of	Option
Name	Grant date	Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	shares or units (#)	underlying options (#)	awards ($/Sh)	Grant	Awards ($)
William J.	(2)	48,180	110,814	168,630	—	—	—	—	—	—	—	—
Wagner	(3)	—	—	—	4,750	9,500	9,500	—	—	16.84	16.50	13,870

William W.	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
Harvey, Jr.	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

Gregory C.	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
LaRocca	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

Robert A.	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
Ordiway	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

Steven G.	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
Fisher	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

(1)	Reflects minimum amount payable under the relevant plan if a payment is to be made to the Named Executive Officer.

(2)	On an annual basis, Named Executive Officers are eligible to receive incentive cash bonuses under the Management Bonus Plan.

(3)	On an annual basis, Named Executive Officers are eligible to receive stock options under our stock option plans. Equity incentive plan awards for the year ended December 31, 2008 were made pursuant to the Northwest Bancorp, Inc. 2008 Stock Option Plan.
     Grants of cash bonuses reflected in the above table were made under our Management Bonus Plan. For the year ended December 31, 2008, bonuses were paid in March 2009, in the amounts listed in the “Summary Compensation Table.” For a discussion of this plan, see “Compensation Discussion and Analysis—Annual Cash Incentive.”
     Grants of stock options reflected in the above table were made pursuant to the Northwest Bancorp, Inc. 2008 Stock Option Plan. For the year ended December 31, 2008, options were awarded in February 2009 to each Named Executive Officer in the amounts listed in the “Target” column. Stock options vest over seven years beginning one year from the date of grant, but vesting is accelerated in the event of a change in control of Northwest Savings Bank or Northwest Bancorp, Inc., or in the event of the recipient’s death, disability or normal retirement (generally, the attainment of age 65, or the attainment of age 55 having completed 15 years of service, or retiring at any age having completed at least 25 years of service). The exercise price of stock options is the closing price of our shares of common stock on the day before the date of grant. For a further discussion of grants made pursuant to this plan for the year ended December 31, 2008, see “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”

     Outstanding Equity Awards at Year End. The following tables set forth information with respect to outstanding equity awards as of December 31, 2008 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
	Option awards						Stock awards
				Equity incentive
				plan awards:							Equity incentive
				number of							plan awards: market
	Number of	Number of		securities						Equity incentive plan	or payout value of
	securities	securities		underlying					Market value of	awards: number of	unearned shares,
	underlying	underlying		unexercised	Option	Option	Number of shares or		shares or units of	unearned shares, units or	units or other
	unexercised options	unexercised options		unearned options	exercise	expiration	units of stock that		stock that have not	other rights that have	rights that have
Name	(#) exercisable	(#) unexercisable		(#)	price ($)	date	have not vested (#)		vested ($)	not vested (#)	not vested ($)
William J. Wagner	8,600	—		—	9.780	10/17/11	6,080	(6)	129,990	—	—
	11,000	—		—	13.302	08/21/12
	11,000	—		—	16.590	08/20/13
	11,000	—		—	25.490	12/15/14
	5,700	3,800	(1)	—	22.930	01/19/15
	3,800	5,700	(2)	—	22.180	01/18/16
	1,900	7,600	(3)	—	25.890	01/17/17
	—	9,500	(4)	—	25.030	01/16/18
	—	9,500	(5)	—	22.030	11/19/18

William W. Harvey, Jr.	4,300	—		—	9.780	10/17/11	4,800	(6)	102,624	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	5,100	—		—	25.490	12/15/14
	3,450	2,300	(1)	—	22.930	01/19/15
	2,300	3,450	(2)	—	22.180	01/18/16
	1,150	4,600	(3)	—	25.890	01/17/17
	—	5,750	(4)	—	25.030	01/16/18
	—	5,750	(5)	—	22.030	11/19/18

Gregory C. LaRocca	4,300	—		—	9.780	10/17/11	2,880	(6)	61,574	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	5,100	—		—	25.490	12/15/14
	2,700	1,800	(1)	—	22.930	01/19/15
	1,800	2,700	(2)	—	22.180	01/18/16
	1,150	4,600	(3)	—	25.890	01/17/17
	—	5,750	(4)	—	25.030	01/16/18
	—	5,750	(5)	—	22.030	11/19/18

Robert A. Ordiway	4,300	—		—	9.780	10/17/11	2,880	(6)	61,574	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	5,100	—		—	25.490	12/15/14
	2,700	1,800	(1)	—	22.930	01/19/15
	1,800	2,700	(2)	—	22.180	01/18/16
	1,150	4,600	(3)	—	25.890	01/17/17
	—	5,750	(4)	—	25.030	01/16/18
	—	5,750	(5)	—	22.030	11/19/18

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
	Option awards						Stock awards
				Equity incentive
				plan awards:						Equity incentive
				number of						plan awards: market
	Number of	Number of		securities					Equity incentive plan	or payout value of
	securities	securities		underlying				Market value of	awards: number of	unearned shares,
	underlying	underlying		unexercised	Option	Option	Number of shares or	shares or units of	unearned shares, units or	units or other
	unexercised options	unexercised options		unearned options	exercise	expiration	units of stock that	stock that have not	other rights that have	rights that have
Name	(#) exercisable	(#) unexercisable		(#)	price ($)	date	have not vested (#)	vested ($)	not vested (#)	not vested ($)
Steven G. Fisher	4,300	—		—	9.780	10/17/11	2,880 (6)	61,574	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	5,100	—		—	25.490	12/15/14
	2,700	1,800	(1)	—	22.930	01/19/15
	1,800	2,700	(2)	—	22.180	01/18/16
	1,150	4,600	(3)	—	25.890	01/17/17
	—	5,750	(4)	—	25.030	01/16/18
	—	5,750	(5)	—	22.030	11/19/18

(1)	Remaining unexercisable options will vest equally on January 19, 2009 and 2010.

(2)	Remaining unexercisable options will vest equally on January 18, 2009, 2010 and 2011.

(3)	Remaining unexercisable options will vest equally on January 17, 2009, 2010, 2011 and 2012.

(4)	Remaining unexercisable options will vest equally over a seven-year period beginning January 16, 2009.

(5)	Remaining unexercisable options will vest equally over a seven-year period beginning November 19, 2009.

(6)	Unvested 2004 Recognition and Retention Plan shares will vest equally on March 16, 2009 and 2010.

     Option Exercises and Stock Vested. The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2008 for the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED
DECEMBER 31, 2008
	Option awards			Stock awards
	Number of shares			Number of shares
	acquired on	Value realized on		acquired on vesting	Value realized on
Name	exercise (#)	exercise ($)		(#)	vesting ($)(2)
William J. Wagner	—	—		3,040	82,749

William W. Harvey, Jr.	2,500	41,400	(1)	2,400	65,328

Gregory C. LaRocca	—	—		1,440	39,197

Robert A. Ordiway	—	—		1,440	39,197

Steven G. Fisher	—	—		1,440	39,197

(1)	Based on the difference between the $24.27 per share trading price on May 20, 2008 and the exercise price of $7.81.

(2)	Based on the $27.22 per share trading price of our common stock on March 16, 2008.
     Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2008 for the Named Executive Officers. See “—Defined Benefit Plan” and “—Supplemental Executive Retirement Plan” for a discussion of the plans referenced in this table.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2008
		Number of years	Present value of	Payments during
		credited service	accumulated benefit	last fiscal year
Name	Plan name	(#)	($)	($)
William J. Wagner	Northwest Savings Bank Pension Plan	25	581,691	—

	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	25	644,456	—

William W. Harvey, Jr.	Northwest Savings Bank Pension Plan	13	93,924	—

Gregory C. LaRocca	Northwest Savings Bank Pension Plan	23	415,381	—

Robert A. Ordiway	Northwest Savings Bank Pension Plan	34	781,097	—

Steven G. Fisher	Northwest Savings Bank Pension Plan	25	316,598	—

     Nonqualified Deferred Compensation. The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2008 for the Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2008
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	contributions in	contributions in	earnings in	withdrawals/	balance at last
Name	last fiscal year ($)	last fiscal year ($)	last fiscal year ($)	distributions ($)	fiscal year end ($)
William J. Wagner	—	—	613 (1)	—	17,520 (1)

William W. Harvey, Jr.	—	—	—	—	—

Gregory C. LaRocca	—	—	—	—	—

Robert A. Ordiway	—	—	—	—	—

Steven G. Fisher	—	—	—	—	—

(1)	Amounts listed as earnings and included in the aggregate balance at last fiscal year end have not been reported as compensation in Summary Compensation Tables because the earnings are not “above market.”
     Effective December 31, 2005, Northwest Savings Bank suspended the Northwest Savings Bank and Affiliates Upper Managers’ Bonus Deferred Compensation Plan. Under this plan, certain employees of Northwest Savings Bank were eligible to defer all or part of their annual management incentive bonus. Interest is credited to a participant’s deferred compensation account at the annual earnings rate paid on Northwest Savings Bank’s five-year certificates of deposit, calculated as of the end of the preceding fiscal year. The interest rate paid for 2008 was 3.58%. Under this plan, participants could elect to receive either a lump-sum payment or approximately equal monthly installments over a period of up to 10 years, with payment commencing upon the earlier of specified events selected by the participant, including retirement, voluntary resignation, involuntary termination, death, disability, reaching a certain age or on a date selected by the participant. Mr. Wagner is the only Named Executive Officer who participated in this plan.
Employment Agreements
     Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank are parties to a three-year employment agreement with William J. Wagner under which Mr. Wagner serves as President and Chief Executive Officer and as a director or trustee of Northwest Bancorp, MHC, Northwest Savings Bank and Northwest Bancorp, Inc. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following the anniversary date. Under the agreement, Mr. Wagner’s base salary ($481,800, effective July 1, 2008) is reviewed annually and may be increased but not decreased. In the event Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank terminates Mr. Wagner’s employment for reasons other than for “cause” (as defined below), or if Mr. Wagner resigns following a “change of control” (as defined below), or if Mr. Wagner resigns due to “good reason” (as defined below), Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank will pay Mr. Wagner severance pay equal to:
(i)	three times the sum of his highest rate of base salary, plus his highest rate of cash bonus paid during the prior three years, and

(ii)	continuation of life, health and dental coverage for 36 months from the date of termination, unless Mr. Wagner obtains similar benefits from his new employer.
To the extent necessary in order to avoid penalties under Section 409A of the Internal Revenue Code, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The agreement contains a one-year non-compete provision which restricts Mr. Wagner from competing with Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank following a termination of employment within 100 miles of any existing office or branch of Northwest Bancorp, Inc., Northwest

Bancorp, MHC or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.
     Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank and Messrs. LaRocca, Ordiway, Harvey and Fisher (the “executives”) are each a party to a three-year employment agreement under which the executives serve as executive officers of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following such anniversary date. Under the agreement, each of the executive’s current base salary is reviewed annually and may be increased but not decreased. As of July 1, 2008, Mr. LaRocca’s base salary was $225,000; Mr. Ordiway’s base salary was $225,000; Mr. Harvey’s base salary was $225,000 and Mr. Fisher’s base salary was $225,000. In the event Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank terminates the executive’s employment for reasons other than for “cause” (as defined below), or if the executive resigns following a “change of control” (as defined below), or if the executive resigns due to “good reason” (as defined below), Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank will pay the executive severance pay equal to three times the executive’s highest rate of base salary paid to him during the prior three years and a pro rata distribution under any incentive compensation or bonus plan for the year in which the executive’s employment is terminated for reasons other than for “cause” (as defined below). Northwest Savings Bank would also continue the executive’s life, medical and dental coverage for 18 months from the date of termination, unless the executive obtains similar benefits from his new employer. To the extent necessary in order to avoid penalties under Internal Revenue Code Section 409A, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The employment agreement contains a two-year non-compete provision which restricts the executives from competing with Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank following termination of employment within 100 miles of any existing office or branch of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.
     The following provisions apply to all of the employment agreements. If the executive’s employment is terminated for “cause” (as defined below), no further compensation or benefits shall be paid under the employment agreement and all unvested stock options awarded to the executive shall be immediately forfeited. Any payments to the executive would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Internal Revenue Code Section 280G (relating to payments made in connection with a change in control). If the executive becomes disabled (within the meaning of Internal Revenue Code Section 409A), Northwest Savings Bank may terminate the employment agreement but will pay the executive his then-current base salary for the longer of the remaining term of the agreement or one year, reduced by the amount of any disability insurance, workers’ compensation or social security benefits paid to the executive. If the executive dies during the term of the agreement, Northwest Savings Bank shall continue to pay his then-current base salary for one year and shall provide life, medical and dental benefits for the executive’s family for three years after the executive’s death, at generally the same level as Northwest Savings Bank was providing such benefits at the time of the executive’s death. During the employment term and thereafter, the executive shall be indemnified and covered under a standard directors’ and officers’ liability insurance policy provided by Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank against all expenses and liabilities reasonably incurred in connection with or arising out of any action in which the executive may be involved by reason of his having been a director or officer of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank, including judgments, court costs, attorneys fees and settlements approved by the board of directors. However, such indemnification does not apply to matters where the executive is adjudged liable for willful misconduct in performing his duties. All payments under any of the employment agreements will be made by Northwest Savings Bank, but if not timely paid, Northwest Bancorp, MHC or Northwest Bancorp, Inc. shall make such payments. The employment agreements are binding on successors to Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank.
     The following definitions apply to all of the employment agreements.
     Termination for “cause” means termination because of the executive’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-

desist order or other material breach of any provision of the employment agreement. In determining incompetence, the acts or omissions are measured against standards generally prevailing in the savings institutions industry. No act or failure to act shall be considered “willful” unless done or omitted to be done by the executive not in good faith and without reasonable belief that the executive’s action or omission was in the best interest of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank.
     Termination for “good reason” means an executive’s voluntary resignation, upon not less than 120 days advance written notice given no later than 12 months after the occurrence of any of the following events:
(i)	reduction in the executive’s base salary or benefits and perquisites, other than a general reduction that applies to all executives, unless such reduction is coincident with or following a “change in control” (as defined below);

(ii)	in the case of Mr. Wagner, failure to re-elect, re-appoint or re-nominate him to his position as President and Chief Executive Officer and as director or trustee of Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank or a change in Mr. Wagner’s function, duties or responsibilities which would cause his position to become one of lesser responsibility, importance or scope;

(iii)	in the case of the other executives, reduction in their duties, responsibilities or status, such that there is a reduction in the executive’s pay grade level in effect on the date of the employment agreement of more than three levels (in accordance with Northwest Savings Bank’s normal personnel practices, as circulated annually to officers of Northwest Savings Bank);

(iv)	a relocation of the executive’s principal place of employment by more than 30 miles;

(v)	liquidation or dissolution of Northwest Bancorp, Inc. or Northwest Savings Bank other than reorganizations that do not affect the status of the executive; or

(vi)	breach of the employment agreement by Northwest Bancorp, Inc. or Northwest Savings Bank.
     “Change in control” means a change in control of a nature that:
(i)	would be required to be reported in response to Item 1(a) of Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii)	results in a change in control of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank within the meaning of the Bank Holding Company Act, as amended, and the applicable rules and regulations thereunder; or

(iii)	a change in control shall be deemed to have occurred at such time as:
(a)	any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than Northwest Bancorp, MHC is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northwest Bancorp, Inc. representing 25% or more of the combined voting power of Northwest Bancorp, Inc.’s outstanding securities except for any securities purchased by Northwest Savings Bank’s employee stock ownership plan or trust;

(b)	individuals who constitute the board of directors on the effective date of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of the employment agreement whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by Northwest Bancorp, Inc.’s stockholders was approved by the same nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board;

(c)	a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank or similar transaction in which Northwest Bancorp, Inc. or Northwest Savings Bank is not the surviving institution occurs;

(d)	a proxy statement soliciting proxies from stockholders of Northwest Bancorp, Inc., by someone other than the current management of Northwest Bancorp, Inc., seeking stockholder approval of a plan of reorganization, merger or consolidation of Northwest Bancorp, Inc. or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger or consolidation or similar transaction involving Northwest Bancorp, Inc. is approved by Northwest Bancorp, Inc.’s board of directors or the requisite vote of Northwest Bancorp, Inc.’s stockholders; or

(e)	a tender offer is made for 25% or more of the voting securities of Northwest Bancorp, Inc. and the shareholders owning beneficially or of record 25% or more of the outstanding securities of Northwest Bancorp, Inc. have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
Potential Payments to Named Executive Officers
     The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2008, pursuant to each individual’s employment agreement, pursuant to stock options that have been granted under our stock option plans and pursuant to our policies with respect to health care and other benefits continuation. For a discussion of additional benefits that would be paid to the Named Executive Officers upon various termination scenarios, see “—Defined Benefit Plan,” “—Supplemental Executive Retirement Plan,” and “—Life Insurance Coverage.”

William J. Wagner
	Involuntary
	Termination or
	Termination for
	Good Reason Before
	Change in Control
	or Voluntary
	Termination Upon or
Type of	Any Time After	Voluntary	Termination for
Benefit	Change in Control	Termination	Cause	Death	Disability	Retirement
Severance pay	$1,445,400	—	—	$481,800	$905,400	—
Bonus payment	$210,498	$70,166	—	$70,166	$70,166	$70,166
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$43,073	—	—	$38,789	—	—

William W. Harvey, Jr.
	Involuntary
	Termination or
	Termination for
	Good Reason Before
	Change in Control
	or Voluntary
	Termination Upon or
Type of	Any Time After	Voluntary	Termination for
Benefit	Change in Control	Termination	Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—
Bonus payment	$29,988	$29,988	—	$29,988	$29,988	$29,988
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$21,536	—	—	$38,789	—	—

Gregory C. LaRocca
	Involuntary
	Termination or
	Termination for
	Good Reason Before
	Change in Control
	or Voluntary
	Termination Upon or
Type of	Any Time After	Voluntary	Termination for
Benefit	Change in Control	Termination	Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—
Bonus payment	$30,615	$30,615	—	$30,615	$30,615	$30,615
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$21,536	—	—	$14,113	—	—

Robert A. Ordiway
	Involuntary
	Termination or
	Termination for
	Good Reason Before
	Change in Control
	or Voluntary
	Termination Upon or
Type of	Any Time After	Voluntary	Termination for
Benefit	Change in Control	Termination	Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—
Bonus payment	$31,608	$31,608	—	$31,608	$31,608	$31,608
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$21,536	—	—	$38,789	—	—

Steven G. Fisher
	Involuntary
	Termination or
	Termination for
	Good Reason Before
	Change in Control
	or Voluntary
	Termination Upon or
Type of	Any Time After	Voluntary	Termination for
Benefit	Change in Control	Termination	Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—
Bonus payment	$29,988	$29,988	—	$29,988	$29,988	$29,988
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$21,536	—	—	$38,789	—	—
Defined Benefit Plan
     Northwest Savings Bank maintains the Northwest Savings Bank Pension Plan, which is a noncontributory defined benefit plan (“Retirement Plan”). All employees age 21 or older who have worked at Northwest Savings Bank for a period of one year and have been credited with 1,000 or more hours of employment with Northwest Savings Bank during the year are eligible to accrue benefits under the Retirement Plan. Northwest Savings Bank annually contributes an amount to the Retirement Plan necessary to at least satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). At December 31, 2008, the Retirement Plan fully met its funding requirements under Section 412 of the Internal Revenue Code.
     At the normal retirement age of 65, the plan is designed to provide a single life annuity benefit. The retirement benefits for employees hired or acquired prior to January 1, 2008 is an amount equal to 1.6% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 25 years) plus: (i) 0.6% of such average monthly compensation in excess of one-twelfth of covered compensation (as defined in the plan) multiplied by the participant’s total number of years of service up to a maximum of 25 years; and (ii) for participants who retire on or after June 1, 1995, 0.6% of such participant’s average monthly compensation multiplied by the participant’s number of years of service between 25 years and 35 years. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of five years of service with us (or after 25 years of service and no minimum age). Upon termination of employment other than as specified above, a participant who was employed by us for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant’s normal retirement date. Benefits under the Retirement Plan are payable in various annuity forms. For the plan year ended December 31, 2008, we made contributions to the Retirement Plan of $6.0 million.
     Effective January 1, 2008, several changes were made to the Retirement Plan. The definition of normal retirement was changed from age 65 to age 65 with five years of service for all employees hired on or after January 1, 2008. Benefits for all employees hired or acquired on or after January 1, 2008 will be calculated using a benefit calculation of 1% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 35 years).

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2008, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified below.

Average		Years of Service and Annual Benefit Payable at Retirement
Compensation		15	20	25	30	35	40
$25,000		$6,000	$8,000	$10,000	$10,750	$11,500	$11,500
$50,000		$12,000	$16,000	$20,000	$21,500	$23,000	$23,000
$75,000		$18,000	$24,000	$30,000	$32,250	$34,500	$34,500
$100,000		$25,051	$33,402	$41,752	$44,752	$47,752	$47,752
$125,000		$33,301	$44,402	$55,502	$59,252	$63,002	$63,002
$150,000		$41,551	$55,402	$69,252	$73,752	$78,252	$78,252
$175,000		$49,801	$66,402	$83,002	$88,252	$93,502	$93,502
$200,000		$58,051	$77,402	$96,752	$102,752	$108,752	$108,752
$230,000	plus	$67,951	$90,602	$113,252	$120,152	$127,052	$127,052
     As of the plan year ended December 31, 2008, Messrs. Wagner, LaRocca, Ordiway, Harvey and Fisher had 25, 23, 34, 13 and 25 years of credited service (i.e., benefit service), respectively.
     The accrued annual pension benefit as of December 31, 2008 for Messrs. Wagner, LaRocca, Ordiway, Harvey and Fisher are $108,119, $64,016, $105,939, $38,218 and $75,132, respectively. As of December 31, 2008, Messrs. Wagner, LaRocca, Ordiway and Fisher qualified for early retirement under the Retirement Plan. If Messrs. Wagner, LaRocca, Ordiway and Fisher had retired on December 31, 2008, and began receiving benefit payments immediately upon retirement, their annual pension benefit would have been $54,665, $38,762, $74,729 and $29,844, respectively.
Supplemental Executive Retirement Plan
     Northwest Savings Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain participants in Northwest Savings Bank’s Retirement Plan whose benefits are limited by Section 415(b) of the Internal Revenue Code (which limits the amount of annual benefits that may be accrued to fund future benefit payments) or Section 401(a)(17) of the Internal Revenue Code (which places a limitation on compensation taken into account for tax-qualified plan purposes; for 2008, that limit was $230,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Internal Revenue Code Sections 401(a)(17) and 415(b) and that which is actually funded under the Retirement Plan as a result of the limitations.
     Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant’s accrued benefit under the SERP. Pre-retirement benefits are payable in 120 equal monthly installments. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of Northwest Savings Bank.
     The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan and SERP to SERP participants, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$100,000	$25,051	$33,402	$41,752	$44,752	$47,752	$47,752
$125,000	$33,301	$44,402	$55,502	$59,252	$63,002	$63,002
$150,000	$41,551	$55,402	$69,252	$73,752	$78,252	$78,252
$175,000	$49,801	$66,402	$83,002	$88,252	$93,502	$93,502
$200,000	$58,051	$77,402	$96,752	$102,752	$108,752	$108,752
$250,000	$74,551	$99,402	$124,252	$131,752	$139,252	$139,252
$300,000	$91,051	$121,402	$151,752	$160,752	$169,752	$169,752
$350,000	$107,551	$143,402	$179,252	$189,752	$200,252	$200,252
$400,000	$124,051	$165,402	$206,752	$218,752	$230,752	$230,752
     At December 31, 2008, Mr. Wagner was the only Named Executive Officer participant in the SERP and he had 25 years of credited service under the SERP. Northwest Savings Bank’s pension cost attributable to the SERP for all participants was approximately $184,000 for the year ended December 31, 2008.
Life Insurance Coverage
     Northwest Savings Bank generally provides group term life insurance to its employees. The amount of the life insurance coverage employees are eligible for is a multiple of their base salary up to a maximum of $700,000 worth of coverage. Pay grade level determines the multiple used. The first $50,000 of group term life insurance coverage is a non-taxable benefit each year.
     Certain select senior officers are eligible to participate in a Senior Managers’ Life Insurance Plan. This plan is designed to allow the participant to waive an equal amount of coverage in the group term life insurance plan in order to purchase a whole life insurance plan using their own funds in conjunction with the amount Northwest Savings Bank would have spent for the individual’s group term premium expense. The benefit then becomes a split dollar arrangement. The officer’s coverage is provided through two sources: the group term life insurance plan, which has a carve-out provision funded by bank-owned life insurance, and an individual policy owned by the executive. The Senior Managers’ Life Insurance Plan thus gives participants a means to obtain post-retirement life insurance that is not available through the group term life plan.
     Under Northwest Savings Bank’s life insurance plans, the pre-retirement death benefit amount is determined as a multiple of the employee’s annual base salary rounded up to the next $1,000. Multiples range from 150% to 500% based on pay grade levels. The Named Executives Officers are all in the highest multiple of 500%. The group term life insurance plan does not have a post-retirement death benefit provision. However, four of the five Named Executive Officers participate in the Senior Managers’ Life Insurance Plan, giving them the option to continue their individual policies into retirement. Through a special agreement in the group plan carve out provision, Mr. Ordiway will be provided with a post-retirement insurance benefit equal to fifty percent of his coverage in effect at the time of retirement. As of December 31, 2008, the pre-retirement death benefit amounts from the Northwest Savings Bank plan were as follows: $50,000 for Mr. Wagner; $150,000 for Mr. Harvey; $50,000 for Mr. LaRocca; $700,000 for Mr. Ordiway; and $50,000 for Mr. Fisher. As of December 31, 2008, the post-retirement death benefit for Mr. Ordiway was $563,000.
     The federal income tax treatment and the annual economic benefit realized by each Named Executive Officer vary depending on the amount of life insurance in the Northwest Savings Bank plan and the Senior Managers’ Life Insurance Plan. The specific arrangement with each Named Executive Officer is discussed below.
     The premiums paid by Northwest Savings Bank for the Named Executive Officers for life insurance coverage during 2008 totaled $39,778, consisting of the following premiums: $17,598 for Mr. Wagner; $1,441 for Mr. Harvey; $7,727 for Mr. LaRocca; $8,192 for Mr. Ordiway; and $4,820 for Mr. Fisher. However, the imputed economic benefit for this life insurance coverage during 2008 was as follows: $17,496 for Mr. Wagner; $1,339 for Mr. Harvey; $7,625 for Mr. LaRocca; $8,090 for Mr. Ordiway; and $4,718 for Mr. Fisher. The imputed economic benefit to the Named Executive Officers of the 2008 premium payments is included in the “All Other Compensation” column of the Summary Compensation Table and is described in a footnote to that column for each Named Executive Officer. The amount of such economic benefit was determined using the amount imputed to the individual under applicable tables published by the Internal Revenue Service multiplied by the aggregate death benefit payable to the individual’s beneficiary.

Directors’ Compensation
     The following table sets forth for the year ended December 31, 2008 certain information as to the total remuneration we paid to Northwest Bancorp, Inc.’s directors. Mr. Wagner does not receive separate compensation for his service as a director.

Director Compensation Table For the Year Ended December 31, 2008
							Change in pension
							value and
							nonqualified
	Fees earned					Non-equity	deferred
	or paid	Stock awards		Option awards		incentive plan	compensation	All other
Name	in cash ($)	($)(1)		($)(2)		compensation ($)	earnings ($)(3)	compensation ($)(4)	Total ($)
John M. Bauer	56,400	17,136	(5)	35,350	(5)	—	23,573	1,584	134,043
Richard L. Carr	69,500	17,136	(6)	35,350	(6)	—	21,976	1,584	145,546
Thomas K. Creal, III	62,700	17,136	(7)	35,350	(7)	—	27,354	1,584	144,124
Robert G. Ferrier	54,800	17,136	(8)	35,350	(8)	—	27,305	1,584	136,175
A. Paul King	53,400	17,136	(9)	35,350	(9)	—	19,258	1,584	126,728
Joseph F. Long	61,300	17,136	(10)	35,350	(10)	—	21,057	1,584	136,427
Richard E. McDowell	57,600	17,136	(11)	35,350	(11)	—	23,369	1,584	135,039
Philip M. Tredway	56,100	4,494	(12)(13)	2,587	(12)(14)	—	8,548	634	72,363

(1)	For all directors other than Mr. Tredway, reflects expense related to an award of 4,000 shares of restricted stock granted to each director on March 16, 2005 with a grant date fair value of $85,680 (based on a grant date fair value of $21.42 per share). This award vests equally over a five-year period beginning March 16, 2006. All values listed (including the value for Mr. Tredway) are the amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R). The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(d) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.

(2)	Reflects expense related to an award of 3,000 stock options granted to each director on November 19, 2008 with a grant date fair value of $8,550 (based on a grant date fair value of $2.85 per stock option). This award vests equally over a seven-year period beginning November 19, 2009. These options have an exercise price of $22.03 per option. In addition, for all directors other than Mr. Tredway, reflects expense related to an award of 10,000 stock options granted to each director on January 19, 2005 with a grant date fair value of $67,000 (based on a grant date fair value of $6.70 per stock option). This award vests equally over a five-year period beginning January 19, 2006. Options have an exercise price of $22.93 per option. All values listed are the amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R), including the immediate expense for those directors that qualify for normal retirement, which includes all directors except Mr. Tredway. The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(e) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.

(3)	Reflects change in pension value and nonqualified deferred compensation for each director as follows: Mr. Bauer, $20,323 and $3,250; Mr. Carr. $20,206 and $1,770; Mr. Creal, $24,347 and $3,007; Mr. Ferrier, $22,426 and $4,879; Mr. King, $17,034 and $2,224; Mr. Long $20,166 and $891; Mr. McDowell, $17,046 and $6,323; and Mr. Tredway, $8,312 and $236.

(4)	Reflects dividends on unvested restricted stock awards.

(5)	At December 31, 2008, Mr. Bauer had 20,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(6)	At December 31, 2008, Mr. Carr had 23,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(7)	At December 31, 2008, Mr. Creal had 13,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(8)	At December 31, 2008, Mr. Ferrier had 23,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(9)	At December 31, 2008, Mr. King had 25,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(10)	At December 31, 2008, Mr. Long had 25,000 stock options outstanding and 1,600 unvested shares of restricted common stock

(11)	At December 31, 2008, Mr. McDowell had 23,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(12)	At December 31, 2008, Mr. Tredway had 5,000 stock options outstanding and 640 unvested shares of restricted stock.

(13)	Reflects expense related to an award of 800 shares of restricted stock granted on June 20, 2007 with a grant date fair value of $22,472 (based on a grant date fair value of $28.09 per share). This award vests equally over a five-year period beginning June 20, 2008.

(14)	In addition to the 3,000 options granted on November 19, 2008 as described in footnote (2) above, reflects expense related to an award of 2,000 stock options granted on June 20, 2007 with a grant date fair value of $11,600 (based on a grant date fair value of $5.80 per option). This award vests equally over a five-year period beginning June 20, 2008. Options have an exercise price of $28.09 per option.

     The full board of directors determines director compensation. In determining director compensation, we utilize market information that is provided by our Human Resources Director, which is supported by survey data from compensation consultants.
     For the year ended December 31, 2008, nonemployee directors of Northwest Bancorp, Inc. and Northwest Savings Bank were paid a retainer of $16,200 per year plus $812.50 for each board meeting of Northwest Savings Bank and Northwest Bancorp, Inc. attended. Non-employee members of the Executive, Compensation, Trust, Audit, Risk Management, Nominating and Governance Committees were paid a total of $700 for attendance at committee meetings for both Northwest Bancorp, Inc. and Northwest Savings Bank. The chairman of the Compensation, Trust, Audit and Risk Management committees were paid an additional $750 per quarter as a retainer for their service as chairman with the chairman of the Nominating Committee receiving $500 per year and the chairman of the Governance Committee receiving $1,000 per year. Director Carr also received a fee of $1,500 per quarter as a retainer for his service as Lead Director for Northwest Bancorp, Inc. and Northwest Savings Bank. In addition, each member of the Board of Trustees of Northwest Bancorp, MHC was paid a retainer of $3,600 per year plus a fee of $200 for each board meeting attended. As of December 31, 2008, all directors of Northwest Bancorp, Inc. and Northwest Savings Bank were trustees of Northwest Bancorp, MHC.
     We sponsor a non-qualified deferred compensation plan for directors (the “Deferred Compensation Plan”) that enables a director to elect to defer all or a portion of his directors’ fees. The amounts deferred are credited with interest at the taxable equivalent rate received by Northwest Bancorp, Inc. on its bank owned life insurance policies that insure the directors’ lives. Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or in five or ten equal annual installments. Payments to a director, or to his designated beneficiary, may also be made from the Deferred Compensation Plan upon the director’s death, total and permanent disability, or termination of service from the Board. Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed. In the event the director dies before reaching normal retirement age, his estate will be paid a lump sum payment equal to the deferred amount plus the present value of the payments the director would have deferred had he continued to defer payments equal to his current deferrals until his normal retirement date.
     We maintain a retirement plan for outside directors (the “Directors Plan”). Directors who have served on the Board for five years or more and are not Bank employees are eligible to receive benefits under the Directors Plan. Upon a director’s retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director’s attendance at board meetings at the annual rate which was in effect immediately prior to his retirement. If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him. Retirement benefits commence on the first day of the calendar quarter following the director’s attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement. Such retirement benefits are paid for a period equal to the lesser of the number of a director’s completed full years of service, his life, or ten years. In the event the director dies before normal retirement age or after normal retirement age but before all retirement benefits to which he is entitled have been received, the director’s estate shall be paid a lump sum equal to the present value of the benefits that would have been paid had the director lived until all accrued retirement benefits had been paid. During the year ended December 31, 2008, the expense to Northwest Savings Bank of the Directors Plan was $194,000.
     Options granted under our 2004 and 2008 Stock Option Plans, which grants are described in the footnotes to the table above, vest over a five-year and seven-year period, respectively. All nonstatutory options granted under the 2004 and 2008 Stock Option Plans expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of Northwest Bancorp, Inc., nonstatutory options may be exercised for up to five years.
     Restricted shares granted under our 2004 Recognition and Retention Plan, which grants are described in the footnotes to the table above, vest over a five-year period. Dividends are paid on the restricted stock and participants can vote the restricted stock pursuant to the 2004 Recognition and Retention Plan.

Transactions With Certain Related Persons
     Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Northwest Savings Bank offers its employees interest rate discounts of generally up to 50 basis points on loans made by Northwest Savings Bank to such persons for personal use. Our policy is that loans made to a director in excess of $100,000 for non-residential purposes must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to executive officers must be approved by the full Board of Directors regardless of amounts. Except for the interest rate discount described above, loans to our current directors, principal officers, nominees for election as directors, securityholders known by us to own more than 5% of the outstanding shares of common stock, or associates of such persons (together, “specified persons”), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.
     The following table sets forth loans made by Northwest Savings Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended December 31, 2008 and all amounts of interest payable during the year ended December 31, 2008 exceeded $120,000, and where the borrowers received interest rate discounts, as described above. These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

		Nature	Largest Aggregate		Principal	Principal Paid	Interest Paid
		Of	Balance over	Interest	Balance	01/01/08 to	01/01/08 to
Name	Position	Transaction	Disclosure Period	Rate	12/31/08	12/31/08	12/31/08
Robert G. Ferrier	Director	Mortgage	$319,925	4.875%	$292,435	$27,496	$15,002
		Fixed Term		Fixed
		Home Equity	$46,586	Prime +	$35,346	$41,000	$2,612
		Line of Credit		2.50%
				Variable
Robert A. Ordiway	EVP	Mortgage	$177,580	4.875%	$172,214	$5,366	$10,509
		Fixed Term		Fixed
		Visa Platinum	$5,861	Prime +	$5,861	34,697	$25
		Credit Card		2.50% Variable
     We intend that, except as described above, all transactions between us and our executive officers, directors, holders of 10% or more of the shares of common stock, and affiliates thereof, will contain terms no less favorable to us than could have been obtained through arms-length negotiations with unaffiliated persons and will be approved by a majority of our Audit Committee not having any interest in the transaction.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     Our independent registered public accounting firm for the year ended December 31, 2008 was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2009, subject to the ratification of the engagement by our stockholders as required by our Bylaws. At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2009. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he so desires.
     Although stockholder ratification of the independent registered public accounting firm is required by our Bylaws, even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northwest Bancorp, Inc. and its stockholders.
     Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the years ended December 31, 2008 and 2007.
     The aggregate fees included in the Audit Fees category were fees billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007
Audit Fees	$585,000	$633,500
Audit-Related Fees	23,000	27,000
Tax Fees	84,327	149,000
All Other Fees	1,500	1,500
     Audit Fees. Audit fees of $585,000 for the year ended December 31, 2008 and $633,500 for the year ended December 31, 2007 were for professional services rendered for the audits of our consolidated financial statements and internal controls over financial reporting, review of the financial statements included in our quarterly reports on Form 10-Q and the internal controls attestation required under Federal Deposit Insurance Corporation regulations.
     Audit-Related Fees. Audit-related fees of $23,000 for the year ended December 31, 2008 were for procedures performed with respect to student lending, issuance of a consent and procedures related to purchase accounting. Audit-related fees of $27,000 for the year ended December 31, 2007 were for the 401(k) plan audit and student lending audit procedures. Such fees are reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees,” above.
     Tax Fees. Tax fees of $84,327 for the year ended December 31, 2008 and $149,000 for the year ended December 31, 2007 were for services related to tax compliance and tax planning.
     All Other Fees. Other fees of $1,500 for each of the years ended December 31, 2008 and 2007 were for access to the independent registered public accounting firm’s on-line technical database.
     The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax consulting services rendered, is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as our independent registered public accounting firm.

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above.
     In order to ratify the selection of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2009, the proposal must receive at least a majority of the votes represented at the annual meeting, without regard to broker non-votes, in favor of such ratification. The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the year ended December 31, 2009.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING
     Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices no later than five days before the date of the meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business, (c) the class and number of shares of Northwest Bancorp, Inc. which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provisions of our Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2010 Annual Meeting of Stockholders must be given to us no later than five days prior to the date of the meeting, as indicated above.
STOCKHOLDER PROPOSALS
     In order to be eligible for inclusion in our proxy materials for our 2010 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 100 Liberty Street, Warren, Pennsylvania 16365, no later than November 13, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
OTHER MATTERS
     The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
MISCELLANEOUS
     The cost of solicitation of proxies will be borne by Northwest Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation. Our Annual Report on Form 10-K for the year ended December

31, 2008 has been mailed or made available online to all stockholders of record as of February 27, 2009. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
     We intend to deliver only one Annual Report on Form 10-K and Proxy Statement to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:
Shareholder Relations
Northwest Bancorp, Inc.
100 Liberty Street
Warren, PA 16365-2353
Phone: (814) 728-7263
Fax:      (814) 728-7128
Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING
     The Notice and Proxy Statement, Annual Report on Form 10-K, Summary Annual Report and Proxy Card are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory C. LaRocca
Executive Vice President and Corporate Secretary

Warren, Pennsylvania
March 12, 2009

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
NORTHWEST BANCORP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR” each of the listed proposals. 0 0 0 Vote on Directors
1. The election as directors of all nominees listed below (except as marked to the contrary at the right)
Nominees: 01) John M. Bauer 02) Richard L. Carr 03) Philip M. Tredway
Vote on Proposal
2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2009.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Meeting, a Proxy Statement dated March 12, 2009 and audited financial statements. Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope. For address changes and/or comments, please check this box and 0 write them on the back where indicated. Please indicate if you plan to attend this meeting. 0 0 When signing as attorney, executor, administrator, Yes No trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name appears on this card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Summary Annual Report, Annual Report on Form 10-K and Proxy Card are available at www.proxyvote.com.
REVOCABLE PROXY
NORTHWEST BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS
April 22, 2009
The signer(s), on the reverse side hereby appoint(s) the official proxy committee consisting of the entire Board of Directors with full powers of substitution, to act as attorneys and proxies, to vote all shares of Common Stock of the Company which the signer(s) is/are entitled to vote at the 2009 Annual Meeting of Stockholders (“Meeting”) to be held on April 22, 2009 at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m. The official proxy committee is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.